EXHIBIT 24

                             POWER OF ATTORNEY

		PETER A. DARBEE, the undersigned, Senior Vice President and Chief

Financial Officer of PG&E Corporation, hereby constitutes and appoints LESLIE

H. EVERETT, LINDA Y.H. CHENG, WONDY S. LEE, ERIC MONTIZAMBERT, GARY

P. ENCINAS, JOHN E. FORD, and KATHLEEN HAYES, and each of them, as his attorneys in fact with full power of substitution to sign and file with the

Securities and Exchange Commission in his capacity as Senior Vice President and Chief Financial Officer (principal financial officer) of said corporation one or more post-effective amendments to registration statement number

333-77145 relating to the offer and sale of 20 million shares of said corporation's common stock and participant interests under the

Retirement Savings Plan maintained by said corporation, and hereby ratifies all that said attorneys in fact or any of them may do or cause to be done by virtue hereof.

		IN WITNESS WHEREOF, I have signed these presents this 29th day of

September, 2000.



                                         PETER A. DARBEE
                                         -------------------------
                                         Peter A. Darbee